July 10, 2009	Trading Symbol: KWPW:OTCBB

Keewatin Enters into Share Exchange Agreement for Acquisition of Sky Harvest Windpower Corp.

Keewatin Windpower Corp. (“Keewatin” or the “Company”) is pleased to announce that it has entered into a share exchange agreement with Sky Harvest Windpower Corp. (“Sky Harvest”) and the shareholders of Sky Harvest pursuant to which Keewatin will acquire all of the issued and outstanding shares of the Sky Harvest (the “Transaction”). Sky Harvest is a private company incorporated under the laws of Canada in the business of wind power generation. Sky Harvest owns the rights to install and operate wind turbines on over 8,500 acres of land in southwest Saskatchewan. Additional leases are in negotiation to add over 5,000 acres of land into the facility. Environmental assessment and project engineering has been under way for over two years and wind assessment data has been collected and analyzed since Oct 2005.

Pursuant to the terms of the Share Exchange Agreement, each shareholder of Sky Harvest will receive 1.5 shares in the capital of Keewatin for each 1 common share of Sky Harvest they hold. In order to minimize any adverse tax consequences for Canadian shareholders of Sky Harvest, Canadian shareholders will receive exchangeable shares of Keewatin’s wholly owned Canadian subsidiary Keewatin Windpower Inc. Each exchangeable share can be exchanged into one Keewatin common share subject to the terms and conditions of the exchangeable shares. If the Transaction is completed, Sky Harvest will become a wholly owned subsidiary of Keewatin and Keewatin will change its name from “Keewatin Windpower Corp.” to “Sky Harvest Windpower Corp.” and operate the business of Sky Harvest. In connection with the Transaction, Keewatin received a fairness opinion prepared by an independent valuator which supports the share exchange ratio for the Transaction.

The purpose of the Transaction is to allow the Company to continue with its previously stated goal to enhance shareholder value by realigning its business with that of Sky Harvest. The current directors of the Company are also directors, officers and shareholders of Sky Harvest. The directors and founders of the Company own 53% of Sky Harvest’s issued and outstanding common shares.

“The acquisition of Sky Harvest is expected to bring Keewatin a near term wind project with advanced engineering and environmental assessment.

We are very pleased with the complete and full support of the Sky Harvest shareholders in the processes of acquisition.” Chris Craddock, C.E.O. Keewatin Windpower Corp.

Closing of the Transaction is subject to a number of conditions including: (i) receipt of all required regulatory or third party approvals and consents required to consummate the Transaction; (ii) satisfactory completion or waiver of each of the parties covenants in the Share Exchange Agreement; (iii) the issuance by Keewatin of the special voting share contemplated in the Share Exchange Agreement; (iv) the entry by Keewatin and the relevant parties into the voting and exchange trust agreement and the voting and exchange trust agreement; and (v) delivery by Sky Harvest to Keewatin of all substantive information about its assets and personnel satisfactory to Keewatin for completion of any required public disclosure of the Transaction.

Safe harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements Forward-looking statements may include financial and other projections, as well as statements regarding the Company’s future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated.

Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; that our estimates of environmental impacts are inaccurate; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended windfarm business, that weather, logistical problems or hazards may prevent us from continuing the development of our windfarm business, and that the Company may not complete its proposed acquisition of Sky Harvest. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.

ON BEHALF OF THE BOARD OF	Investor Relations 1 877 700 7021
KEEWATIN WINDPOWER CORP.	toll free

Chris Craddock, President

For information on Sky Harvest Windpower see www.skyharvestwind.com